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                   [CHECK TECHNOLOGY CORPORATION LETTERHEAD]


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                                                         FOR IMMEDIATE RELEASE
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NEWS RELEASE


                                                                    EXHIBIT 99.1

                           CHECK TECHNOLOGY COMPLETES
                         ACQUISITION OF DELPHAX SYSTEMS


MINNEAPOLIS, DECEMBER 21, 2001 -- Check Technology Corporation (Nasdaq:CTCQ), today announced the completion of its previously disclosed acquisition of the North American assets of Delphax Systems from Xerox Corporation (NYSE:XRX) for $14 million and the assumption of certain liabilities.

Located in Toronto, Ontario, Delphax manufactures a range of digital printing systems and related equipment, including the sophisticated high-speed Gemini print engine that drives Check Technology's flagship product, the Imaggia(R) advanced digital document production system. Completion of the acquisition, originally announced on Dec. 3, follows Canadian regulatory approval and completion of financing arrangements. The transaction is being financed through a senior credit facility with Harris Trust and Savings Bank.

About Check Technology Corporation. Founded in 1981, Check Technology Corporation is a global leader in the design, manufacture and delivery of advanced print-production systems for financial, security, forms and commercial printers worldwide. The Company currently has more than 450 systems installed and does business in more than 50 countries. Headquartered in Minneapolis, with offices in the United Kingdom and France, the Company's common stock is publicly traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol: CTCQ. Additional information is available on the Company's website at WWW.CHECKTECHNOLOGY.COM.

Statements made in this release concerning the Company's or management's expectations about future results or events are "forward-looking statements." Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's periodic filings with the Securities and Exchange Commission.

CONTACTS:

Rob Barniskis                            Karen Snedeker or Tom Langenfeld
Chief Financial Officer                  BlueFire Partners, Inc.
Check Technology Corporation             (for Check Technology Corporation)
(952) 939-9000, Ext. 208                 (612) 344-1000
investor@checktechnology.com             langenfeld@bluefirepartners.com


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